Exhibit 12.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

I, George Economou, certify that:

1. I have reviewed this annual report on Form 20-F/A of DryShips Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2017

/s/ George Economou
George Economou
Chairman and Chief Executive Officer (Principal Executive Officer)